                            SCHEDULE 14A INFORMATION
                                 (Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                                  HOLOGIC, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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

                                  HOLOGIC, INC.
                                  ____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 25, 2002

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (the "Company"), will be held on Monday, February 25, 2002 at 10:00 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on January 11, 2002 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                 By order of the Board of Directors


                                 Lawrence M. Levy, Secretary

Bedford, Massachusetts
January 25, 2002

--------------------------------------------------------------------------------
                                    IMPORTANT
                                    ---------

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                  HOLOGIC, INC.

                                 ______________

                                 PROXY STATEMENT

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                February 25, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Hologic, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, February 25, 2002, at 10:00 a.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730. This proxy statement, the accompanying notice of the Annual Meeting, proxy card and the annual report to stockholders are first being mailed to stockholders on or about January 25, 2002.

Record Date, Stock Ownership and Voting

     Only stockholders of record at the close of business on January 11, 2002, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on January 11, 2002 there were outstanding and entitled to vote 18,891,277 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of Arthur Andersen LLP as the Company's independent public accountants. A majority of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of a vote cast against the ratification of the auditors. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted in the election of directors or ratification of the auditors. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the voting instructions but who fail to vote on the election of directors or the ratification of the auditors will be considered present at the Annual Meeting and will count toward the quorum but will have no effect on the proposal not voted.

Revocability of Proxies

         Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 35 Crosby Drive, Bedford, Massachusetts 01730, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

         All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $10,000. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

Deadline for Receipt of Stockholder Proposals; Discretionary Authority of
Proxies

         Stockholder proposals for inclusion in the Company's proxy materials for the Company's 2003 Annual Meeting of Stockholders must be received by the Company no later than September 27, 2002. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

         Stockholders who wish to make a proposal at the Company's 2003 Annual Meeting - other than one that will be included in the Company's proxy materials
- should notify the Company no later than December 11, 2002. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nominees named below. All nominees are currently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     Set forth below is certain biographical information regarding the nominees, including information furnished by them as to their principal occupation for at least the last five (5) years, certain other directorships held by them and their ages as of January 11, 2002.

                                                                       Director
     Name             Age              Position                         Since
     ----             ---              --------                         -----

Jay A. Stein          59      Chairman of the Board and
                                 Chief Technical Officer                1985
John W. Cumming       55      Chief Executive Officer, President and
                                 Director                               2001
Glenn P. Muir         42      Executive Vice President, Finance and
                                 Administration, Treasurer and
                                 Director                               2001
Irwin Jacobs          64      Director                                  1990
William A. Peck       68      Director                                  1990
Gerald Segel          80      Director                                  1990
Elaine Ullian         54      Director                                  1996

     Dr. Stein, a co-founder and the Chief Technical Officer of the Company, has served as Executive or Senior Vice President, Chief Technical Officer and a director of the Company since its organization in October 1985 and as Chairman of the Company's Board of Directors since June 2001. In addition, from June 22, 2001 to July 31, 2001, Dr. Stein served as the Company's interim Chief Executive Officer after the unexpected death of S. David Ellenbogen, the Company's former Chairman and Chief Executive Officer. Prior to co-founding the Company, Dr. Stein served as Vice President and Technical Director of Diagnostic Technology, Inc. ("DTI"), which he co-founded with S. David Ellenbogen in 1981. DTI, which developed an X-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. ("ATL"), a wholly-owned subsidiary of Squibb Corporation. Dr. Stein served as Technical Director of the digital angiography group of ATL from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving X-ray technology. From July 1989 to January 2000, Dr. Stein was also the Senior Vice President, Technical Director and a director of Vivid Technologies, Inc. ("Vivid") pursuant to a management agreement between the Company and Vivid. On January 13, 2000, PerkinElmer completed the purchase of Vivid and Dr. Stein relinquished all positions and duties with Vivid.

     Mr. Cumming was appointed to the positions of Chief Executive Officer, President and a director in July 2001. Prior to that, Mr. Cumming held the position of Senior Vice President and

President, Lorad, since joining the Company in August 2000. Prior to joining the Company, Mr. Cumming served as President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm he founded in 1984. Prior to forming Health Care Markets Group, Mr. Cumming was Vice President/Division Manager for Elscint, Inc., a full line manufacturer of diagnostic imaging equipment. He became a member of Elscint's management team through the acquisition of Xonics Medical Systems in 1983, where he served as Director of Sales & Marketing. Mr. Cumming joined Xonics through the acquisition of Radiographic Development (medical imaging), where he served as Vice President, Sales & Marketing. Mr. Cumming currently serves on the Board of Directors of MRPnet, Inc., an internet application provider to the healthcare industry, Century Capital, an investment banking firm specializing in the biosciences fields, and Health Care Markets Group.

         Mr. Muir, a Certified Public Accountant, was appointed to the Company's Board of Directors in July 2001, and has held the positions of Executive Vice President, Finance and Administration and Treasurer since September 2000. Prior to that, Mr. Muir served as the Company's Vice President of Finance and Treasurer since February 1992 and Controller since joining the Company in October 1988. From 1986 to 1988, Mr. Muir was Vice President of Finance and Administration and Chief Financial Officer of Metallon Engineered Materials Corp., a manufacturer of composite materials. Mr. Muir received an MBA from the Harvard Graduate School of Business Administration in 1986.

         Mr. Jacobs has been a director of the Company since January 1990. Mr. Jacobs, currently retired, was the President of Dataviews, Inc., a company that manufactures and distributes software products, from January 1992 to September 1997. From May 1990 to December 1990, Mr. Jacobs was a Vice President of Ask Computers, Inc., a computer system developer. From 1987 to May 1990, Mr. Jacobs was the President and Chairman of the Board of Directors of Perception Technology Corp., a manufacturer of voice response systems. Mr. Jacobs was formerly a Vice President of Digital Equipment Corporation.

         Dr. Peck has been a director of the Company since January 1990. In 1989, Dr. Peck became the Vice Chancellor for Medical Affairs at Washington University (Executive Vice Chancellor since 1993) and Dean of the Washington University School of Medicine in St. Louis, Missouri. From 1976 until his appointment as Vice Chancellor, Dr. Peck was a Professor of Medicine and the Co-Chairman of the Department of Medicine at Washington University, and the Physician-in-Chief at the Jewish Hospital of St. Louis. Dr. Peck is a member of the Board of Trustees of the National Osteoporosis Foundation and served as its President from 1985 to 1990. Dr. Peck also serves as a director of Allied Healthcare Products, Inc., Angelica Corporation, Reinsurance Group of America, Inc. and TIAA-CREF Trust Company.

         Mr. Segel has been a director of the Company since March 1990. Mr. Segel, currently retired, was Chairman of the Board of Tucker Anthony Incorporated from January 1987 to May 1990. From 1983 through January 1987, he served as President of Tucker Anthony Incorporated. Mr. Segel also serves as a director of Boston Communications Group, Inc. and served as a director of Vivid until January 2000.

         Ms. Ullian has been a director of the Company since February 1996. Since 1996, Ms. Ullian has served as President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. From 1984 to 1987, she was Vice President for Clinical Operations at New England Medical Center. Ms. Ullian also serves as a director of Vertex Pharmaceuticals and Thermo Electron Corp.

Board of Directors' Meetings and Committees

         The Board of Directors met five times for regular meetings and held nine special meetings during the year ended September 29, 2001. Each director, except for Ms. Ullian who attended six of the ten meetings of the Board or Committee on which she served, attended at least 75% of the meetings of the Board of Directors and each Committee on which they served.

         Standing committees of the Board include an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

         Messrs. Jacobs and Segel and Dr. Stein are currently the members of the Executive Committee. The Executive Committee did not meet formally during fiscal 2001. The Executive Committee has all the powers and authority of the Board of Directors, except those powers that may not lawfully be delegated by the Board of Directors and except those specific powers delegated by the Board of Directors to any other committee appointed by it.

         Messrs. Jacobs and Segel and Dr. Peck, are currently the members of the Audit Committee. Each member of the Audit Committee is "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") which was approved and adopted by the Board of Directors. A copy of the Audit Committee Charter was filed with the Securities and Exchange Commission as Appendix A to the Company's Proxy Statement for the Annual Meeting of Stockholders held on March 6, 2001. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible for, among other things: recommending to the Board of Directors the nomination of the Company's independent auditor; reviewing and monitoring the Company's financial reporting process and internal control systems; reviewing the Company's annual financial statements, the scope of the audit and the role and performance of the independent auditor; reviewing the independence of the independent auditors; providing an open avenue for communication between the independent auditor, management and the Board of Directors; and reviewing its Audit Committee Charter annually. The Audit Committee held four meetings during fiscal 2001. See "Audit Committee Report" below.

         Messrs. Jacobs and Segel, Dr. Peck and Ms. Ullian are currently the members of the Company's Compensation Committee. During fiscal 2001, the Compensation Committee met three times. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock incentive plans, Executive and Key Employee Bonus Program, Trex Acquisition Bonus Plan, Performance-Bonus Plan, employee stock purchase plans, and 401(k) Plan.

                             AUDIT COMMITTEE REPORT

         In connection with the issuance of the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001, the Audit Committee:

         1. Reviewed and discussed the Company's audited financial statements for the fiscal year ended September 29, 2001 with the management personnel.

         2. Discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

         3. Requested and obtained from, and discussed with, the independent auditors the written disclosures and the letter required by Independent Standards Board (ISB) No. 1, as amended, that the auditors were in all respects independent.

         Based on the review and discussions referred in paragraph numbers (1) -
(3) above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 29, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001.

         In connection with the issuance of the foregoing report, the Audit Committee advises you of the following: Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not and may not be employees of the Company, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide the members of the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

                                                     THE AUDIT COMMITTEE:

                                                     Gerald Segel, Chairman
                                                     Irwin Jacobs
                                                     William A. Peck

Independent Auditor Fees

     Audit Fees. Arthur Andersen LLP billed the Company an aggregate of $298,000 for professional services rendered by it in connection with its audit of the Company's financial statements for the fiscal year ended September 29, 2001 and its review of the Company's quarterly reports on Form 10-Q during fiscal 2001.

     Financial Information Systems Design and Implementation. Arthur Andersen LLP did not render any services to the Company for financial information systems design and implementation during fiscal 2001.

     All Other Fees. Arthur Andersen LLP billed the Company an additional $466,000 for professional services rendered during fiscal 2001 which are not otherwise described above. These fees included $346,000 of audit related fees. Audit related fees include those related to assisting with the Company's 8KA filing, litigation support services and accounting consultation. All other fees also include $120,000 for tax-related services, including tax advice and research and the assistance with the preparation and filing of tax returns.

     The Audit Committee has considered whether Arthur Andersen's provision of services other than services rendered in connection with the audit of the Company's annual financial statements is compatible with maintaining their independence.

Compensation of Directors

     In fiscal 2001, each non-employee director received (i) an annual retainer of $12,000, payable $3,000 per quarter, (ii) a director's meeting fee of $1,500 for each meeting of the Board of Directors at which the director was physically present and $600 for each meeting at which the director participated by telephone and (iii) a committee meeting fee for each meeting of a committee of the Board of Directors on which the director served and at which the director was physically present, in the amount of $1,200 if the meeting was held on a day other than the day of the meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

     In the past, non-employee directors were granted stock options pursuant to the Company's Amended and Restated 1990 Non-Employee Director Stock Option Plan (the "Director's Plan"). There are no remaining shares available for issuance under this plan, however, there are options to purchase 148,000 shares that were previously granted and are still outstanding and eligible to be exercised. Accordingly, the terms of the Director's Plan are still in effect. The exercise price for all options granted under the Director's Plan is the fair market value of the Common Stock on the date of the option grant. The exercise price may be paid in cash, with Common Stock (valued at fair market value on the date of purchase), or by a combination of cash and Common Stock.

     Beginning in 1999, non-employee directors became eligible to receive stock options pursuant to the Company's 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company shall automatically be granted a nonqualified option to acquire 25,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board, as of the effective date of the 1999 Plan. In each case, the option price will be the fair market value of the Common Stock on the date of grant and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

     The 1999 Plan also provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 3,000 shares of Common Stock as of January 1 of each year. The option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are exercisable on and after the date that is six months after the date of grant. On January 1, 2001, options to purchase 3,000 shares of Common Stock, at an exercise price of $5.3125 per share, were granted to each of Messrs. Jacobs and Segel and Dr. Peck and Ms. Ullian under the 1999 Plan.

     The Board of Directors is authorized to increase annually the number of shares of Common Stock available for issuance under the 1999 Plan, subject to certain limitations. Effective on September 30, 2001, the Board of Directors increased the number of shares available under the 1999 Plan by 380,000 shares bringing the total shares available for issuance under the 1999 Plan to 1,440,000 shares.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 28, 2002. Arthur Andersen LLP has audited the Company's financial statements annually since 1986 and the Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted to the stockholders by the Board of Directors in order to provide the stockholders with a voice in the designation of the Company's independent public accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of Arthur Andersen LLP as the Company's independent public accountants. For a discussion of the fees paid to Arthur Andersen LLP during the fiscal year ended September 29, 2001, please see "Independent Auditor Fees."

     A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                OTHER INFORMATION

      SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of January 11, 2002 with respect to the beneficial ownership of the Company's Common Stock of each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all current executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the Securities and Exchange Commission.

                                                               Beneficial Ownership (1)
                                                               ------------------------
             Name of                                          Number         Percent of
         Beneficial Owner                                    of Shares      Common Shares
         ----------------                                    ---------      -------------
5% Beneficial Owners:
Dimensional Fund Advisors, Inc.                              1,435,727              7.6%
   1299 Ocean Avenue
   Santa Monica, CA 90401
Kahn Brothers & Company, Inc. (2)                            1,281,350              6.8%
   555 Madison Avenue
   New York, NY 10022

Officers and Directors:

The Estate of S. David Ellenbogen (3)                          600,915              3.2%

Jay A. Stein (4)                                               433,392              2.3%

Steve L. Nakashige (5)                                          12,098              *

John W. Cumming (6)                                            130,316              *

Glenn P. Muir (6)                                              162,773              *

Mark A. Duerst (6)                                              78,767              *

Peter Soltani (6)                                                9,236              *

Irwin Jacobs (6)                                                65,000              *

William A. Peck (6)                                             51,000              *

Gerald Segel (6)                                                68,000              *

Elaine Ullian (6)                                               55,900              *

All current directors and executive officers as a group

(12 persons) (6)                                             1,674,148              8.5%


---------------------

*    Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) According to an amended Schedule 13G filed by Kahn Brothers & Company, Inc. with the Securities and Exchange Commission on January 31, 2001, Kahn Brothers & Company, Inc. has neither shared nor sole voting power over the shares and has only shared dispositive power with respect to the shares.

(3) Includes (i) 69,710 shares held by, or in trust for, Mr. Ellenbogen's children and grandchildren and (ii) 7,150 shares held by Mr. Ellenbogen as trustee. The beneficial ownership of such shares was previously disclaimed by Mr. Ellenbogen. Also includes options to purchase 162,829 shares of Common Stock which are exercisable within 60 days after January 11, 2002. In June 2001, Mr. Ellenbogen unexpectedly passed away. The shares held by Mr. Ellenbogen are in the process of being transferred to his estate.

(4) Includes (i) 7,230 shares held by, or in trust, for Dr. Stein's children and (ii) 23,170 shares held by Dr. Stein as trustee or custodian, all of which shares Dr. Stein disclaims beneficial ownership. Also includes options to purchase 152,079 shares of Common Stock which are exercisable within 60 days after January 11, 2002.

(5) On July 27, 2001 Mr. Nakashige resigned from his positions as President, Chief Operating Officer and a director.

(6) Includes the following shares subject to options which are exercisable within 60 days after January 11, 2002: Mr. Cumming - 127,916; Mr. Muir - 142,665; Mr. Duerst - 75,247; Dr. Soltani - 9,062; Mr. Jacobs - 63,000; Dr. Peck
- 51,000; Mr. Segel - 63,000; Ms. Ullian - 55,000; and all current directors and executive officers as a group - 920,293.

                               EXECUTIVE OFFICERS

     The names of the executive officers of the Company who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

         Name              Age                   Title
         ----              ---                   -----
Mark A. Duerst             45      Senior Vice President, Worldwide Sales

Peter C. Kershaw           48      Vice President and General Manager, Lorad

Peter Soltani              40      Vice President and General Manager,
                                       Direct Radiography Corp.
Eric von Stetten           39      Vice President and General Manager,
                                       Osteoporosis Assessment

     Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

     Mark A. Duerst was appointed as the Company's Senior Vice President, Worldwide Sales in April 2001. Prior to that, Mr. Duerst served as Senior Vice President and General Manager of International Sales from September 2000, served as Vice President of Sales from 1994 to 2000 and in other sales management positions since joining the Company in 1989. From 1988 to 1989, Mr. Duerst was an independent marketing and sales consultant and from 1983 to 1987, he was Director of Sales and Marketing of Lunar Corporation.

     Peter C. Kershaw was appointed as the Company's Vice President and General Manager, Lorad in July 2001. Prior to joining the Company, Mr. Kershaw was President of Bespak Medical Device Division from 1998 to 2001 and held the position of Vice President and General Manager of such company from 1996 to 1998. From 1991 to 1996, Mr. Kershaw was Vice President of Operations at Bard Cardiology, a division of C.R. Bard and served as Director of Manufacturing from 1989 to 1991. Prior thereto, Mr. Kershaw was with Johnson & Johnson Orthopedics serving in a variety of engineering and manufacturing management roles from 1982 to 1989.

     Peter Soltani joined the Company in November 2000 as Vice President and General Manager of Direct Radiography Corp. Prior to joining the Company, Dr. Soltani served as General Manager, NDT Business Group, Digital Systems at AGFA Corporation from 1999 to November 2000. From 1994 to 1999, Dr. Soltani served as General Manager, Imaging Systems Division of Liberty Technologies, a division of Crane Nuclear, Inc. Prior to joining Liberty Technologies, Dr. Soltani was with Quantex Corporation, serving as Vice President, Technology from 1992 to 1994, Director, Product Development from 1990 to 1992 and as a Senior Staff Scientist from 1986 to 1990. Dr. Soltani is the principal author or co-author of a number of patents related to digital imaging technologies and has published numerous articles on digital imaging. Dr. Soltani received a Ph.D. in Materials Engineering from the University of Maryland in 1994.

     Eric von Stetten has held numerous positions with the Company since joining the Company in 1990. Dr. von Stetten was appointed to his current position of Vice President and General Manager, Osteoporosis Assessment in September 2000 and served as Scientific Director for the Company's bone densitometry products from 1999 to 2000. Prior thereto, Dr. von Stetten held the position of Director, Ultrasound Technologies from 1996 to 1999 and Principal Scientist from 1993 to 1996. Dr. von Stetten is the principal author or co-author of several patents related to osteoporosis testing devices and has published numerous papers on osteoporosis assessment technologies. Dr. von Stetten received a Ph.D. in Experimental Solid State Physics from Brandeis University in 1990.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation during the last three fiscal years of the Company's Chief Executive Officers, the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year who were serving as executive officers at the end of the last fiscal year and one additional individual who would have been one of the four most highly compensated executive officers, but for the fact that such individual was not serving as an executive officer at the end of the last fiscal year (the "named executive officers").

                                                                       Long-Term Compensation
                                                              ---------------------------------------
Name and                     Fiscal    Annual Compensation    Restricted Stock  Securities Underlying      All Other
Principal Position           Year      Salary ($)  Bonus ($)    Awards ($)(1)        Options  (#)      Compensation ($)(2)
-----------------------      -----     ---------------------    -------------   ---------------------  -------------------
S. David Ellenbogen*         2001      $233,547         ---          $ 41,628        20,000                 $  2,625
Chairman and CEO             2000      $251,480         ---               ---        20,000                 $  2,625
                             1999      $244,297         ---          $ 75,000        45,000                 $  3,500

Steve L. Nakashige (3)       2001      $220,542         ---          $ 41,628        20,000                 $  2,625
President and COO            2000      $206,444    $ 50,000 (5)           ---        25,000                 $  2,625
                             1999      $200,954         ---          $ 75,000        40,000                 $  3,500

John W. Cumming (4)          2001      $302,262         ---               ---       220,000                      ---
President and CEO


Jay A. Stein                 2001      $191,376         ---          $ 41,628        20,000                 $  2,625
Chairman of the Board,       2000      $196,476         ---               ---        10,000                 $  2,625
Interim CEO and Chief        1999      $205,759         ---               ---        25,000                 $  3,500
Technical Officer

Glenn P. Muir                2001      $205,225         ---          $ 41,628        70,000                 $  2,625
Executive Vice President     2000      $199,801    $ 50,000 (5)           ---        25,000                 $  2,625
Finance and Administration   1999      $182,695         ---          $ 75,000        40,000                 $  2,775

Mark A. Duerst               2001      $267,994         ---               ---        20,000                 $  2,625
Sr. Vice President           2000      $217,788         ---               ---        10,000                 $  2,625
Worldwide Sales              1999      $193,420         ---               ---        25,000                 $  3,500

Peter Soltani (6)            2001      $158,927         ---               ---        47,500                 $  1,000
Vice President and GM
Direct Radiography Corp.


________________

* On June 21, 2001, S. David Ellenbogen, the Company's co-founder, Chairman and Chief Executive Officer, unexpectedly passed away. From June 22, 2001 through July 30, 2001, Dr. Jay A. Stein served as the Company's interim Chief Executive Officer and on July 31, 2001, the Company's Board of Directors appointed John W. Cumming, to serve as the Company's Chief Executive Officer, President and a director.

(1) Represents 3,000 restricted shares of Common Stock granted to each of Messrs. Ellenbogen, Nakashige and Muir on November 12, 1998 and 6,000 restricted shares of Common Stock granted to Messrs. Ellenbogen, Nakashige and Muir and Dr. Stein on November 9, 2000. The amounts reported in this column represent the fair market value of restricted shares of Common Stock granted on November 12, 1998, and November 9, 2000 calculated as of the grant date. At September 29, 2001, the aggregate number of restricted shares and fair market value of such shares on that date held by the respective named executive officers was as follows: Mr. Ellenbogen - 11,913 shares with an aggregate fair market value of $60,161, Dr. Stein - 6,000 shares with an aggregate fair market value of $30,300, Mr. Nakashige - 11,913 shares with an aggregate fair market value of $60,161 and Mr. Muir - 11,913 shares with an aggregate fair market value of $60,161. Dividends, if any, paid to holders of the Company's Common Stock would also be paid to holders of restricted shares.

(2) The amounts reported in this column consist of the Company's matching contribution under its 401(k) Profit-Sharing Plan. For fiscal 2001 the matching contribution was made in shares of the Company's Common Stock, valued at the fair market value on the date of contribution in October 2001.

(3) On July 27, 2001, Mr. Nakashige resigned from his positions as President, Chief Operating Officer and a director of the Company.

(4) In July 2001, Mr. Cumming was appointed by the Company's Board of Directors as the Company's Chief Executive Officer, President and a director.

(5) Represents the amount paid under the Trex Acquisition Bonus Plan in the first quarter of fiscal 2001.

(6)     Dr. Soltani joined the Company in November 2000.


Stock Option Grants in Last Fiscal Year

        The following table sets forth the stock options granted to the Company's named executive officers during the fiscal year ended September 29, 2001.


                                                                                       Potential Realizable Value
                                    Individual Grants                                    at Assumed Annual Rates
                  --------------------------------------------------------------       of Stock Price Appreciation
                       Number of          % of Total                                       for Option Term 3)
                       Securities       Options Granted    Exercise                  -------------------------------
                   Underlying Options    to Employees        Price       Expiration
Name                  Granted (#)(1)    in Fiscal Year   ($/share)(2)       Date             5% ($)     10% ($)
------------      -------------------- ---------------   ------------    ---------          --------    -------
S. D. Ellenbogen          5,000                .3%           $5.00       10/25/10           $ 15,722    $   39,844
                         15,000                 1%           $6.94       11/09/10           $ 65,444    $  165,849

S. Nakashige              5,000                .3%           $5.00       10/25/10           $ 15,722    $   39,844
                         15,000                 1%           $6.94       11/09/10           $ 65,444    $  165,849

J. Cumming               70,000               4.6%           $5.00       10/25/10           $220,113    $  557,810
                        150,000               9.8%           $5.78       07/31/11           $545,252    $1,381,775

J. Stein                  5,000                .3%           $5.00       10/25/10           $ 15,722    $   39,844
                         15,000                 1%           $6.94       11/09/10           $ 65,444    $  165,849

G. Muir                   5,000                .3%           $5.00       10/25/10           $ 15,722    $   39,844
                         15,000                 1%           $6.94       11/09/10           $ 65,444    $  165,849
                         50,000               3.3%           $5.78       07/31/11           $181,751    $  460,592

M. Duerst                 5,000                .3%           $5.00       10/25/10           $ 15,722    $   39,844
                         15,000                 1%           $4.75       04/23/11           $ 44,808    $  113,554

P.  Soltani              25,000               1.6%           $6.81       11/13/10           $107,109    $  271,434
                         22,500               1.5%           $5.78       07/31/11           $ 81,788    $  207,266

_____________
(1) Options vest at various rates between six months and five years. The options were granted under the Company's stock option plans.

(2) The exercise price is equal to the fair market value of the stock on the date of grant.

(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are set forth in the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 29, 2001 and the fiscal year-end value of unexercised options for the Company's named executive officers.

                                                                Number of
                                                          Securities Underlying            Value of Unexercised
                                                            Unexercised Options          In-the-Money Options at
                  Shares Acquired           Value         at Fiscal Year-End (#)         Fiscal Year-End ($)(1)
Name              on Exercise (#)       Realized ($)   Exercisable / Unexercisable    Exercisable / Unexercisable
---------         ----------------     --------------  ---------------------------    ---------------------------
S. D. Ellenbogen        ---                   ---           162,829  /      ---       $ 79,417  /  $   ---
S. Nakashige         90,000              $113,524               ---  /      ---       $    ---  /  $   ---
J. Cumming              ---                   ---            80,833  /  269,167       $    875  /  $ 2,625
J. Stein                ---                   ---           147,246  /   30,754       $ 79,438  /  $   188
G. Muir                 ---                   ---           126,582  /   94,418       $ 53,213  /  $   188
M. Duerst               ---                   ---            70,414  /   37,086       $ 12,513  /  $ 4,688
P. Soltani              ---                   ---               ---  /   47,500       $    ---  /  $   ---


___________________
(1) Based upon the $5.05 closing market price of the Company's Common Stock as reported on the Nasdaq Stock Market's National Market on September 29, 2001 minus the respective option exercise price.

Severance and Separation Agreements

     Severance agreements are in effect between the Company and the following named executive officers: Messrs. Cumming, Muir and Duerst and Dr. Stein. During the year, similar agreements with Messrs. Ellenbogen and Nakashige were terminated. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change of control of the Company. Under the terms of these agreements, if termination of an executive's employment occurs within the three-year period following a change of control of the Company and such termination is by the Company (or its successor) other than for cause or disability or by the executive for good reason (each as defined in the agreement), the executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive's accrued salary; (ii) a pro rata portion of such executive's highest annual bonus; (iii) if the executive has remained employed for one year following the change of control, a special bonus equal to the sum of the executive's annual salary and highest annual bonus; and (iv) a severance amount equal to $1.00 less than the executive's base amount (as defined in the tax code), multiplied by three. In addition, all unvested stock options or stock appreciation rights held by the executive shall become immediately exercisable for a one year period following the executive's termination date. The severance agreements confer no benefits prior to a change of control. In the event that any payments received by the executives in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under federal tax laws or would be nondeductible to the Company under such laws, the agreements provide for a reduction in the amount to be paid to the executive to an amount which is one dollar less than the maximum that can be paid without subjecting the payments to such excise tax or resulting in such payments being nondeductible to the Company.

     The Company also has separation agreements with Messrs. Cumming, Muir and Dr. Soltani, three named executive officers. Under the terms of these agreements, if the executive's employment is terminated for any reason other than cause, the executive will receive a separation package which will include a salary contribution of up to one year of base salary and continued medical and dental benefits up to the earlier of one year or such time as the executive becomes re-employed. The separation agreements survive a change in control, but cannot be triggered by a change in control or any voluntary separation notice given by the executive.

     On July 27, 2001 the Company entered into a separation agreement with Steve Nakashige in connection with his resignation from his positions as President, Chief Operating Officer and a director of the Company. The agreement provides that the Company will continue to pay Mr. Nakashige's then current base salary of $200,000, through July 27, 2002. In addition, the Company agreed to provide the following to Mr. Nakashige through the earlier of his re-employment or July 27, 2002: (i) payment of health and dental insurance premiums if Mr. Nakashige elected to be covered under the Company's health plans, (ii) continued use of the Company car then leased to him, (iii) continued use of Company e-mail, voice-mail, and cell phone, and (iv) ownership of his Company's laptop computer. The Company also agreed to provide continued coverage to Mr. Nakashige under the Company's directors and officers insurance plan, with respect to matters covered by the plan through July 27, 2002 (and thereafter pursuant to the plan for incidents occurring during his employment with the Company). In exchange for these severance benefits, Mr. Nakashige agreed to certain restrictions, including, an agreement not to solicit employees of the Company and not to compete with certain businesses of the Company.

Compensation Committee Interlocks and Insider Participation

     Decisions regarding executive compensation are made by the Company's Compensation Committee of the Board of Directors, which is composed of Irwin Jacobs, William A. Peck, Gerald

Segel and Elaine Ullian. The Compensation Committee also administers the Company's stock incentive plans, Executive and Key Employee Bonus Program, Trex Acquisition Bonus Plan, Performance - Bonus Plan, and 401(k) Plan. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. Glenn P. Muir, the Executive Vice President of Finance and Administration, Treasurer and a director of the Company, served on the Board of Directors and the Compensation Committee of Vivid during fiscal 2000. S. David Ellenbogen, the former Chairman of the Board and Chief Executive Officer of the Company, and Jay A. Stein, Chief Technical Officer and a director of the Company, were executive officers of Vivid until January 13, 2000, when Vivid was purchased by PerkinElmer, Inc.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of independent non-management directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is comprised of Messrs. Jacobs and Segel, Dr. Peck and Ms. Ullian.

The Company's Compensation Philosophy and Plan

     The Company's executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to the long-term success of the Company and to closely align the interests of executives with those of the Company's stockholders.

     The Committee reviews the Company's executive compensation program through the application of the subjective business judgment of each of its members and through an informal survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or use a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive's compensation package when setting each portion of compensation which is based upon corporate performance and individual initiatives and performance. The principal elements of the Company's executive compensation program consist of: (i) base annual salary, (ii) executive bonus program and (iii) equity awards.

Base Annual Salaries. Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies. Individual adjustments are made at the discretion of the Compensation Committee, taking into consideration factors such as the Company's performance and the Compensation Committee's subjective perception of the individual's performance.

Executive Bonus Program. The Compensation Committee of the Board of Directors approved an Executive and Key Employee Bonus Program for fiscal 2001 under which executive officers, senior management and key contributors selected by the Compensation Committee were eligible for cash bonuses, awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2002. This program is designed to attract and retain key talent and is directly related to our success and to an overall increase in shareholder value. Under this program, executive officers are measured against a combination of strategic, divisional and individual goals to qualify for a bonus. Considerations include an evaluation of overall and divisional revenues and profitability, new product development and introductions, and improved shareholder value. Based on an evaluation of the Company's overall profitability and change in shareholder value during fiscal 2001, the Compensation

Committee did not award bonuses to the Company's executive officers, senior management or key contributors with respect to fiscal 2001 performance.

     In November 2001, the Compensation Committee of the Board of Directors approved a similar Executive and Key Employee Bonus Program for fiscal 2002 under which executive officers, senior management and key contributors selected by the Compensation Committee are eligible for cash bonuses to be awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2003. As part of this plan, three of the executive officers were asked to forgo eligibility and participation in this plan for fiscal 2002 in order to help achieve the company's stated goal of profitability for the year. Messrs. Cumming, Muir and Dr. Stein have each agreed not to participate in the plan and in lieu thereof were each awarded stock options to purchase 50,000 shares of Common Stock. These options, granted on November 13, 2001 vest annually over a ten year period and accelerate to full vesting in the year the company achieves pre-tax profits of at least $1 million.

Equity Awards. The third component of executive officers' compensation are equity awards in the form of stock options and restricted stock grants.

     Stock options and restricted stock grants are designed to align the interests of the executive with those of the stockholders. Stock options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options generally vest at the rate of 20% or 25% per year, with the first installment vesting either at the end of one or two years, respectively, from the date of employment (for options granted upon initial employment) or the date of grant and are exercisable within ten years from the date of grant. The restricted stock grants are awards of shares of Common Stock. These awards are generally subject to repurchase by the Company for a two year period from the date of grant. The size of individual option and stock grants are based upon the Committee's subjective review of the job responsibility and individual contribution to the Company's success. Previous option and stock grants are considered when awards are determined. These equity awards are designed to provide incentives for the creation of long-term value for the Company's stockholders.

Compensation of the Chief Executive Officer

     On June 21, 2001, S. David Ellenbogen, the Company's co-founder, Chairman and Chief Executive Officer passed away. On July 31, 2001, the Board of Directors named John W. Cumming as our Chief Executive Officer, President and a director. At that time, Mr. Cumming's salary was increased to $300,000 from $250,000, which he was earning as the President of the Company's Lorad division. This new base salary was the same as Mr. Ellenbogen's which the Committee considered at the time to be comparable to the salaries of chief executive officers of peer companies based on the Committee's informal survey of executive compensation at peer companies. In addition, Mr. Cumming received options to purchase 150,000 shares at $5.78 per share, the fair market value of the Company's Common Stock on the date of grant, pursuant to the Company's 1999 Equity Incentive Plan. In fiscal 2001, Mr. Cumming was instrumental in, among other things, turning around the performance of the Company's Lorad mammography operation and initiating the restructuring plan to return the Company to profitability.

Conclusion

     Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and stockholder return, recognizing however, that fluctuations in the operating results of the business may result over time.

                  THE COMPENSATION COMMITTEE:

                  Irwin Jacobs
                  William A. Peck
                  Gerald Segel
                  Elaine Ullian

                                PERFORMANCE GRAPH

The following Performance Graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock for the period from September 28, 1996 through September 29, 2001, based upon the market price of the Company's Common Stock, with the cumulative total return on the Standard and Poor's 500 Stock Index (the "S&P 500"), the Standard and Poor's Medical Products and Supplies Index (the "S&P Medical Products") and the Russell 2000 for that period. The Performance Graph assumes the investment of $100 on September 28, 1996 in the Company's Common Stock, the S&P 500, the S&P Medical Products, and the Russell 2000, and the reinvestment of any and all dividends.

                              [GRAPH APPEARS HERE]

                             Cumulative Total Return

------------------------------------------------------------------------------------------------
                     September    September    September    September    September    September
                       1996         1997         1998         1999         2000         2001
------------------------------------------------------------------------------------------------
 Hologic, Inc.         $100         $ 94         $ 47         $ 15         $ 27         $ 18
 S&P 500               $100         $140         $153         $196         $222         $163
 S&P Healthcare
 (Medical Products
 & Supplies)           $100         $124         $149         $167         $234         $203
 Russell 2000          $100         $133         $108         $128         $158         $125
------------------------------------------------------------------------------------------------

                          CERTAIN RELATED TRANSACTIONS

     Prior to joining the Company, John Cumming, the Company's Chief Executive Officer, President and a director, was the President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm which he founded in 1984. During Mr. Cumming's tenure with them, Health Care Markets Group served as the Company's financial advisor in connection with the Company's acquisition of Direct Radiography Corp. and of the U.S. assets of Trex Medical. During each of fiscal 2000 and 1999, the Company paid Health Care Markets Group $260,000 in advisory fees in connection with those transactions. In addition, in connection with these consulting activities, in June 1999, the Company granted Mr. Cumming a stock option to acquire 30,000 shares of the Company's Common Stock at $5.00 per share. Until recently, Mr. Cumming held a 33% equity interest in Health Care Markets Group. He now owns a 25% interest.

     In addition, to assist Mr. Cumming in the purchase of a local primary residence in connection with his initial relocation to Danbury, Connecticut to take on the position of Senior Vice President and President of Lorad, the Company loaned Mr. Cumming the principal amount of $300,000 pursuant to a promissory note. The note bears interest at the rate of 7.0% per year. The principal and interest of the note become payable each quarter commencing on January 10, 2002 until paid in full no later than January 10, 2005. In the event that the Company undergoes a change of control, the balance of the note will be forgiven. In the event Mr. Cumming's employment with the Company is terminated, either voluntarily or for cause, Mr. Cumming has agreed to repay the balance of the note.

     In connection with Mr. Cumming's recent move to the Company's Massachusetts headquarters in order to assume the position of Chief Executive Officer and President, the Company loaned Mr. Cumming an additional principal amount of $200,000, which has been consolidated with the original loan into one $500,000 promissory note on the same terms as the original loan. As of the date of this report, an aggregate of $500,000 of principal on this loan remains outstanding.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended September 29, 2001. To the best of the Company's knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Incorporation by Reference

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation," "Audit Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                     FINANCIAL MATTERS AND FORM 10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                        By order of the Board of Directors


                                        Lawrence M. Levy, Secretary

Bedford, Massachusetts
January 25, 2002

HOLOGIC, INC.            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
35 Crosby Drive                     February 25, 2002
Bedford, MA  01730
(781) 999-7300

     The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 25, 2002, and hereby appoints John W. Cumming and Jay A. Stein, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730, on Monday, February 25, 2002, at 10:00 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. The election of seven (7) directors nominated by the Board of Directors for the ensuing year:
        FOR all nominees listed below      WITHHOLD AUTHORITY
        (except as indicated)              to vote for all nominees listed below

John W. Cumming, Irwin Jacobs, Glenn P. Muir, William A. Peck, Gerald Segel, Jay
A. Stein, Elaine Ullian

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


________________________________________________________________________________
    ------------------------------------------------------------------------

2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants:

          FOR                    AGAINST                    ABSTAIN


This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR all nominees listed in Item 1 and FOR the proposal in Items 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Dated _________________, 2002

____________________________

____________________________

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.